Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Form 10-Q of N2H2, Inc. for the quarterly period ended March 31, 2002, the undersigned, Howard Philip Welt, President and Chief Executive Officer of N2H2, and J. Paul Quinn, Vice President, Chief Financial Officer, Secretary and Treasurer of N2H2, each do hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Form 10-Q for the quarterly period ended March 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Form 10-Q for the quarterly period ended March 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of N2H2, Inc.

Date: May 14, 2003

/s/ HOWARD PHILIP WELT

Howard Philip Welt
President and Chief Executive Officer

Date: May 14, 2003

/s/ J. PAUL QUINN

J. Paul Quinn
Vice President, Chief Financial Officer, Secretary and Treasurer